SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2006

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        The information set forth in Item 3.02 of this Report is incorporated by reference into this Item 1.01.

ITEM 3.02.         UNREGISTERED SALE OF EQUITY SECURITIES.

        On November 22, 2006, Silverstar Holdings, Ltd. (the “Company”) entered into Subscription Agreements (collectively, the “Subscription Agreements”) with Barry Honig and Ron Heller, each of whom is an accredited investor (collectively, the “Investors”), pursuant to which the Company agreed to sell an aggregate of 371,428 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. The price per Share under the Subscription Agreements is $1.75.

        The Company has granted the Investers piggyback registration rights (subject to certain limitations) for any registered offering other than pursuant to a registration statement on Form S-4 or S-8.

        The Shares were offered and sold to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, and until registered under the Securities Act, the Shares may not be offered or sold absent registration or availability of an applicable exemption from registration. Management made its determination regarding the availability of such exemptions based upon the facts and circumstances surrounding the sale of the Shares, including each Investor representing that he is an accredited investor as such term is used in Regulation D, the absence of general solicitation or general advertising in connection with the sale of the Shares, and the inclusion of restrictive legends on the certificates for the Shares.

        A copy of the form of Subscription Agreement relating to the sale of the Shares is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The summary contained in this report is qualified in its entirety by reference to the more detailed terms set forth in the Subscription Agreement.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1.	Form of Subscription Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2006

SILVERSTAR HOLDINGS, LTD. By: /s/ Clive Kabatznik Name: Clive Kabatznik Title: Chief Executive Officer